As filed with the Securities and Exchange Commission on January 27, 2010

Registration No. 333-164269

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
(Amendment No. 1)

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIHUA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1961536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Houxiang Five Star Industry District
Danyang City, Jiangsu Province, PR China 212312
+86 51 86317399

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jianhua Zhu
Chief Executive Officer
Lihua International, Inc.
c/o Lihua Holdings Limited
Houxiang Five Star Industry District
Danyang City, Jiangsu Province, PRC 212312
+86 51 86317399

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Telephone: (212) 407-4000
Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and lit the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐    Non-accelerated filer ☒       Smaller reporting company ☐

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This amendment is being filed to include the legal opinion and consent of Loeb & Loeb LLP, filed as Exhibits 5. 1 and 23.2, respectively.

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Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of underwriting agreement with respect to common stock, preferred stock, warrants or debt securities.

4.1	Form of specimen common stock certificate, if any (1)

4.2	Form of Underwriter Warrant(2)

4.3*	Form of specimen certificate for preferred stock of registrant, if any.

4.4*	Certificate of designation for preferred stock, if any.

4.5 **	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.6 **	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.7*	Form of debt securities, if any.

4.8*	Form of warrant agreement and warrant certificate, if any.

4.9*	Form of unit agreement and unit certificate, if any.

5.1+	Opinion of Loeb & Loeb LLP as to the legality of certain securities being registered. .

12.1**	Statement regarding computation of the ratio of earnings to fixed charges for each of the periods presented.

23.1**	Consent of AGCA, Inc, an independent registered public accounting firm.

23.2+	Consent of Loeb & Loeb LLP, with respect to certain securities being registered (included in Exhibit 5.1).

24.1 **	Power of Attorney (included on signature pages to the registration statement).

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture.

*	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.

**	Previously filed

***	To the extent applicable, to be filed under Form 305B2.

+	Filed herewith.

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(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1, Amendment No. 1, filed with the SEC on July 13, 2009.

(2)	Incorporated by reference to the Company’s Registration Statement on Form S-1, Amendment No. 2, filed with the SEC on August 17, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danyang, People’s Republic of China, on the 27th day of January, 2010.

LIHUA INTERNATIONAL, INC.

By	/s/ Jianhua Zhu
Name: Jianhua Zhu
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jianhua Zhu	Chief Executive Officer (Principal Executive	January 27, 2010
Jianhua Zhu	Officer), President and Chairman

	Chief Financial Officer	January 27, 2010
*	(Principal Financial and Accounting Officer)
Yang “Roy” Yu

*	Director	January 27, 2010
Yaying Wang

*	Director	January 27, 2010
Jonathan P. Serbin

*	Director	January 27, 2010
Robert C. Bruce

*	Director	January 27, 2010
Siu Ki Lau

* /s/ Jianhua Zhu
Jianhua Zhu
Attorney-in-fact